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                                                                    EXHIBIT 10.2




                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE




-------------------------------------X
In re:                                       Chapter 11
                                             Case No. 95-1235 (PJW)
LOMAS FINANCIAL CORPORATION,
LOMAS MORTGAGE USA, INC.,
LOMAS INFORMATION SYSTEMS, INC. and          Jointly Administered
LOMAS ADMINISTRATIVE SERVICES, INC.

          Debtors.
-------------------------------------X



                  STIPULATION AND ORDER AMONG LOMAS FINANCIAL
                  CORPORATION, LOMAS INFORMATION SYSTEMS, INC.
                  AND LOMAS ADMINISTRATIVE SERVICES, INC. AND
                    STATUTORY CREDITORS' COMMITTEE OF LOMAS
                   FINANCIAL CORPORATION REGARDING TECHNICAL
                  MODIFICATIONS TO PLAN OF REORGANIZATION AND
                               CONFIRMATION ORDER
               -------------------------------------------------


         WHEREAS, on October 10, 1995, Lomas Financial Corporation ("LFC"), Lomas Information Systems, Inc. ("LIS"), Lomas Administrative Services, Inc. ("LAS," and collectively, the "Joint Debtors") and Lomas Mortgage USA, Inc. ("LMU", and together with the Joint Debtors, the "Debtors") filed voluntary petitions for relief under chapter 11 of title 11, United States Bankruptcy Code (the "Bankruptcy Code") with the United States Bankruptcy Court for the District of Delaware (the "Court"), and since the petition date remained in possession of their properties as debtors in possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

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         WHEREAS, on March 15, 1996, the U.S. Trustee appointed a committee to represent the unsecured creditors of LFC (the "LFC Committee");

         WHEREAS, on October 4, 1996 the Court entered an Order Confirming Second Amended Joint Chapter 11 Plan of LFC, LIS and LAS ("Confirmation Order") with respect to the Joint Debtors' Second Amended Joint Chapter 11 Plan (the "LFC Plan" or "Joint Plan");

         WHEREAS, Article 4.3 of the Joint Plan, describing the treatment of LFC Class 3 (Unsecured Claims), states that 1,000,000 shares of New LFC Common Stock will be distributed pro rata to the Class 3 Creditors;

         WHEREAS, Article 7.1 of the Joint Plan states that the names of the Joint Debtors and their subsidiaries would be changed, as specified by the LFC Committee, to remove the word "Lomas" and the initials "L & N";

         WHEREAS, pursuant to Article 7.1 of the Joint Plan, the LFC Committee provided such names to the Debtors and the Debtors informed the Court of these name changes in the proposed Confirmation Order;

         WHEREAS, Section 7.5(c) of the Joint Plan provides for monthly distributions to creditors if $1,000,000 is available in Distributable Cash (as defined in the Joint Plan);

         WHEREAS, Paragraph 18 of the Confirmation Order requires that a hearing on claim objections be brought within 220 days of the date of the Confirmation Order;


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         WHEREAS, the Joint Plan defines "Record Date" to mean, for purposes of distribution, "the Confirmation Date;"

         WHEREAS, the Joint Plan provides for the creation of the LFC Litigation Trust, and a proposed LFC Litigation Trust Agreement was included as an exhibit to the Joint Plan;

         WHEREAS, the plan of reorganization (the "LMU Plan"), confirmed by this Court with respect to LMU provides for the creation of a LMU Litigation Trust;

         WHEREAS, the LMU Plan has become effective;

         WHEREAS, Paragraph 21 of the Confirmation Order expressly provides for the potential merger of the LFC Litigation Trust and the LMU Litigation Trust;

         WHEREAS, the LFC Committee, the Joint Debtors, and LMU, as reorganized, have agreed that the merger of the LFC Litigation Trust and the LMU Litigation Trust is in the best interests of the estates;

         WHEREAS, there are certain technical modifications to the Confirmation Order and the Joint Plan, as alluded to above, that are necessary so that the Joint Plan may be substantially consummated;

         WHEREAS, the Joint Debtors, as proponents to the Joint Plan, may modify the Joint Plan between confirmation and consummation of the Joint Plan pursuant to Section 1127(b) of the Bankruptcy Code;

         WHEREAS, the Joint Plan has not been substantially consummated;



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         NOW, THEREFORE. it is hereby stipulated and agreed by and between the
Joint Debtors and the LFC Committee as follows:

         1. Article 4.3 of the Joint Plan pertaining to "LFC Class 3 (Unsecured Claims)" shall be modified to allow for a pro rata distribution to Class 3 Creditors of 4,000,000, not 1,000,000, shares of New LFC Common Stock. This change should also be reflected in Exhibit A-1 of the Disclosure Statement -- "LFC Charter/Bylaws" at paragraph SIXTH, so that "333,333 shares" becomes "1,333,332 shares" and "666,667 shares" becomes "2,666,668 shares." The relevant section in ARTICLE SIXTH, as modified, shall read:

                 Until such time as 1,333,332 SHARES of Common Stock have been distributed in accordance with the Chapter 11 Plan referred to in ARTICLE FIFTH, the Board of Directors shall have the responsibility for taking all actions....Thereafter, until at least 2,666,668 SHARES of Common Stock...

         2. The Confirmation Order should be amended to correct and include the following LFC subsidiaries' name changes required pursuant to
Section 7.1 of the Joint Plan:

         Lomas Information Services, Inc. should be Lomas Information Systems, Inc.;

         Lomas Housing Management, Inc. should be Lomas Housing Management Corp.; and

         Lomas Properties, Inc. should be added to the list of subsidiaries.




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These corrections and additions provide an accurate record of LFC subsidiaries'
names. All new Siena Holdings, Inc. subsidiaries' names will remain consistent with the LFC subsidiaries' names except that "Lomas" should be replaced with "Siena."

         3. Paragraph 18 of the Confirmation Order should be modified to clarify that an initial hearing on any claim objection must be brought within 220 days of the Confirmation Order, so that it is clear that continued hearings may take place beyond such time. Paragraph 18 of the Confirmation Order, in relevant part, as modified, should read as follows:

                 ..., and shall bring on such objections or applications for initial hearing within two hundred and twenty (220) days...

         4. Section 1.2 of the Joint Plan should be modified by amending the definition of "Record Date." The revised definition would read as follows:

                 "Record Date" means, for purposes of voting, the date on which the Bankruptcy Court approves the Disclosure Statement, and for purposes of distribution, the Confirmation Date, provided, however, that the Record Date for purposes of distributions on account of the Public Debt Securities shall be the Effective Date.

         5. Article 7.5(c) of the Joint Plan pertaining to "Subsequent Distributions on LFC Class 3 Claims" shall be modified to allow for quarterly, not monthly distributions. This change shall be reflected in the Article 1 "Definitions" so that "Monthly Distribution Date" becomes "Quarterly Distribution Date." Further, a distribution may only take place if $1,500,000 in Distributable Cash (as defined in the Joint Plan) is available. The relevant sentence in Section 7.5(c), as modified, shall read:




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                 ....On each QUARTERLY Distribution Date on which there is at least $1,500,000 of Distributable Cash available to distribute, reorganized LFC shall make additional distributions of LFC Distributable Cash and New LFC Common Stock to holders of Claims that were Allowed on the Effective Date or subsequently have become Allowed on or before the last day of the calendar month immediately preceding such QUARTERLY Distribution Date, in amounts to cause such holders to have received...

         6. Relevant provisions of the Joint Plan pertaining to the LFC Litigation Trust shall be modified, to the extent necessary, to reflect that there will be a merger of the LFC Litigation Trust with the LMU Litigation Trust. Further, relevant provisions of the Joint Plan shall be modified to clarify the parties intent that the resulting combined litigation trust will be a grantor trust for federal tax purposes. The LFC Litigation Trust Agreement shall be deleted as an Exhibit to the Joint Plan and replaced with a new trust agreement for the combined litigation trust. The new trust agreement will generally reflect the following (as modifications to the deleted LFC Litigation Trust Agreement):

                 (i) proceeds from the claims held by the litigation trust shall be paid 60-40 to the creditor trusts created by the Joint Plan and the LMU Plan, respectively;

                 (ii) expenses of the litigation trust shall be borne 60% by the LFC estate and 40% by the LMU estate (the litigation trust will initially be funded with $3 million form the LLC estate and $2 million form the LMU estate);

                 (iii) control of the litigation trust shall be equal and shall be managed by a single trustee;



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                 (iv)     the Litigation Trust shall be a grantor Trust for
                          Federal Income Tax purposes

         7. The Joint Plan is amended to clarify that the fees and expenses of the LFC Indenture Trustee in the approximate amount of $56,000 will be paid by the Joint Debtors on the Effective Date. Texas Commerce Bank, as Indenture Trustee for the Senior Convertible Notes, shall make the initial distributions to the holders of the Senior Convertible Notes.

         8. The Joint Plan is amended to provide that certain assets received pursuant to the Settlement Agreement, including, but not limited to, the Conseco Note may be transferred directly to the LFC Creditors' Trust and that the operating expenses of the LFC Creditors' Trust will be self-funded. Any expenses incurred by Reorganized LFC in liquidating the assets of the LFC Creditors' Trust will be subject to reimbursement by the LFC Creditors' Trust. Furthermore, Reorganized LFC, the initial trustee of the LFC Creditors' Trust shall have the right to appoint a successor trustee. The LFC Creditors' Trust may borrow additional funds from Reorganized LFC on a fully collateralized basis at an appropriate rate of interest to the extent authorized by the board of directors of Reorganized LFC.

         9. The Plan will be amended to provide that Bankers Trust as the indenture trustee ("Bankers Trust") (under that certain indenture dated October 1, 1992 (the "Indenture") between LMU and Bankers Trust, pursuant to which LMU issued its 9 3/4% Senior Notes due October 1, 1997 and its 10 1/4 Senior Notes due October 1, 2002) will be released from




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any and all claims whatsoever. whether existing now or arising in the future, relating to or arising from the Bankers Trust claim against LFC alleging, inter alia, that LFC breached its duty to its subsidiary, Lomas Mortgage USA ("LFC Claim") or Bankers Trust's withdrawal thereof, or the Stipulation, or Banker's Trust actions contemplated therein, belonging to or running in favor of LMU, LFC, and all other parties in interest in these cases and their respective heirs, successors, trustee, executors, agents, administrators and assigns, and all parties in interest in these cases and all other persons have notice thereof, will be permanently enjoined from asserting any and all claims whatsoever, whether existing now or arising in the future, relating to or arising from the LFC Claim, or Bankers Trust's withdrawal thereof, or the Stipulation, or Bankers Trusts' actions contemplated therein, belonging to or running in favor of all parties in interest in the above captioned cases, and their respective heirs, successors, trustees, executors, agents, administrators and assigns (the "Release and Injunction").

Dated: January 29, 1997
       Wilmington, Delaware




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LOMAS FINANCIAL CORPORATION,           WILLIAMS, HERSHMAN & WISLER, P.A.
LOMAS INFORMATION SYSTEMS,
  INC.,
LOMAS ADMINISTRATIVE
  SERVICES, INC.


By: [ILLEGIBLE]                        By: /s/ JEFFREY C. WISLER
   --------------------------             -------------------------------------
                                          Jeffrey C. Wisler, (No. 2795)
                                          One Commerce Plaza, Suite 600
                                          P.O. Box 511
                                          Wilmington, Delaware 19801
                                          (302) 575-0873

                                                -and-

                                       ANDREWS & KURTH L.L.P.
                                          Peter S. Goodman (PSG 3939)
                                          425 Lexington Avenue
                                          New York, New York 10017
                                          (212) 850-2800

Debtors and Debtors-in-Possession      Co-Counsel to the Official Committee of
                                       Unsecured Creditors of Lomas Financial
                                       Corporation

So Ordered:                            Dated: January __, 1997
                                              Wilmington, Delaware


------------------------------
Peter J. Walsh
United States Bankruptcy Judge




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